UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2006

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2006, Spansion Inc. (the “Company”) announced that the Company’s Board of Directors elected to the Board John M. Stich, effective December 15, 2006, and Robert L. Edwards, effective December 19, 2006.

Mr. Stich was appointed to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Edwards was appointed to serve on the Compensation Committee and the Audit Committee of the Company’s Board of Directors.

Each of Mr. Stich and Mr. Edwards will receive the same benefits the Company provides to non-employee independent directors, which are described in the Company’s definitive proxy statement filed with the Securities Exchange Commission on April 3, 2006. Accordingly, each such director has been granted an option to purchase 20,000 shares of our Class A Common Stock and a restricted stock unit award of 20,000 units that convert upon vesting into 20,000 shares of Class A Common Stock.

A copy of the press release announcing the election of Messrs. Stich and Edwards to the Board is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: December 19, 2006	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 19, 2006.

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